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                                                                    Exhibit 99.4

STATE OF ALABAMA

COUNTY OF RUSSELL

                           AMENDED AND RESTATED LEASE

      THIS AMENDED AND RESTATED LEASE is made and entered into this 6th day of July, 2004 (the "Commencement Date"), by and between 16 DOWNING, LLC, as Lessor, and GEKKO BRANDS, LLC, as Lessee, in order to fully amend and restate the Lease heretofore entered into by and between Lessor and Lessee on October 31st, 2001 (the "Original Lease") and SunTrust Bank, Atlanta ("SunTrust") as Trustee under that Trust Indenture dated August 1, 1998, between IDB (as defined below) and Lessor, by virtue of an Assignment and Release Agreement dated October 31, 2001 by and between Kudzu, LLC as lessor and SunTrust (the "Trust"). Notwithstanding any provision herein to the contrary, to the extent any action is required by this Amended and Restated Lease and that Lease Agreement dated as of August 1, 1998 (the "Prime Lease"), between Lessor (as successor-in-interest to Kudzu,
LLC), as lessee and beneficial owner of the Premises, and The Industrial Development Board of the City of Phenix City, Alabama (the "IDB"), as lessor, this Amended and Restated Lease shall be subject to and subordinate to said Prime Lease. In the event of any conflict between the provisions of this Lease and the provisions of the Original Lease, the terms of this Lease shall control.

      1. Definitions. For purposes of this Lease, the following terms shall have the following meanings, unless the context requires otherwise:

            (a) "Additional Rent" shall mean all those payments required of Lessee and designated as Additional Rent below.

            (b) "Affiliated Entity" shall mean any entity in which fifty percent (50%) or more of the voting power is vested in Lessee, one or more members of Lessee, the direct or indirect owner of at least fifty percent (50%) of the membership interests of Lessee, or any combination of the foregoing.

            (c) "Base Rent" shall mean the monthly rental specified and provided for in this Lease.

            (d) "Building" shall mean those buildings and similar structures located on the Land which is part of the Premises on the Commencement Date and at any time thereafter throughout the term of this Lease, excluding all other Improvements and excluding the Land which is part of the Premises.

            (e) "Commencement Date" shall mean the date on which the term of this Lease commences, which shall be the date set forth in the introductory paragraph hereof.

            (f) "Entity" means any person, corporation, partnership, joint venture, association, joint stock company, trust or business entity or organization.

            (g) "Expire", "Expired", or "Expiration" mean the expiration by reason of lapse of time, and not by reason of any event of default.

            (h) "Expiration Date" means the eighth (8th) anniversary of the Commencement Date.

            (i) "Extended Term" means the period of time commencing at the Expiration of the Initial Term and ending (that is, scheduled to Expire) at the end of any exercised renewal and extension of this Lease in accordance with
Section 3(b) hereof.

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            (j) "Improvement" means and shall include any buildings, houses, structures, sheds, driveways, parking areas, paved areas, and fences located on the Land which is part of the Premises, any fixtures, equipment and elevators located in any such buildings, houses, structures or sheds and any additions, replacements and substitutions thereto. The term "Improvements" does not include the Land.

            (k) "Initial Term" means the period of time commencing on the Commencement Date and Expiring on the Expiration Date.

            (l) "Land" means all of that tract or parcel of land lying and being in the southwest quarter Section 8, Township 16 North, Range 30 East and being known and designated as Land Lot 40, Phenix Industrial Park, consisting of 26 acres, more or less, of the County of Russell, State of Alabama, and being more particularly described in Exhibit A attached hereto and by reference made a part hereof.

            (m) "Laws" shall mean all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules and directives and all decisions of courts, administrative bodies, and other authorities construing any of the foregoing. "Law" shall be the singular reference to Laws.

            (n) "Lease" shall mean this lease, together with any and all exhibits, special stipulations and attachments which may be part of this lease.

            (o) "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and ending at midnight of the day before the first anniversary of the Commencement Date, the twelve (12) month period commencing on the first anniversary of the Commencement Date and ending at midnight of the day before the second anniversary of the Commencement Date, and any similar twelve
(12) month periods occurring throughout the term of this Lease.

            (p) "Lessee" shall mean the Lessee named in this Lease, jointly and severally if more than one is named, together with Lessee's heirs, legal representatives, successors and permitted assigns, jointly and severally if more than one.

            (q) "Lessor" shall mean the Lessor named in this Lease, together with Lessor's heirs, legal representatives, successors and assigns.

            (r) "Mortgage" shall mean any deed to secure debt, mortgage, deed of trust or other conveyance of, or lien or encumbrance against, the Premises securing any debt, whether now existing or hereafter incurred.

            (s) "Mortgagee" shall mean the holder of any Mortgage together with the holder's heirs, legal representatives, successors, transferees and assigns. "Mortgagees" shall mean more than one Mortgagee.

            (t) "Premises" shall mean the Land together with the Building and Improvements.

            (u) "Taxes and Assessments" shall mean any and all of the following levied, assessed or imposed with respect to the Premises or any part of the Premises in any calendar year: real property ad valorem taxes, assessments, charges made by any public or quasi-public authority for improvements or betterments related directly or indirectly to the Premises, sanitary taxes or charges, sewer or water taxes or charges, encumbrances, levies, assessments or taxes of any nature whatsoever, whether special or general, whether ordinary or extraordinary and whether payable in installments or not. If, at any time during the term of this Lease, the Laws concerning the method of real property taxation prevailing on the Commencement Date are changed so that a tax or excise on rents or any other tax, however, described, is levied, assessed or imposed against Lessor or the Premises as a direct or indirect

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substitution in whole or in part for any of the Taxes and Assessments described above, then the term Taxes and Assessments shall also include the substituted tax or excise on rents or other substituted tax. If Taxes and Assessments are levied, imposed or assessed against a parcel of real estate which includes the Premises and other property, then for all purposes of this Lease the amount of Taxes and Assessments against the Premises shall be an amount equal to the total Taxes and Assessments against the parcel which includes the Premises multiplied by a fraction in which the number of square feet in the Building is the numerator and the number of rentable square feet in all buildings and structures on the parcel which includes the Premises is the denominator.

      2. Premises. In consideration of the covenants and agreements to be performed by Lessee and for the rent and upon the terms and conditions stated, Lessor lets and leases the Premises to Lessee. Lessee takes, and accepts from Lessor, the Premises, in their present condition and as suited for the use(s) intended by Lessee. No easement or other right to light or air, and no right to the subsurface of the Land, is leased with or included in the Premises. Lessee understands that pursuant to the Prime Lease and the industrial development revenue bond issue for the financing of the Building (the "Bond"), legal title to the Premises is vested in the IDB. Lessee further understands and agrees that the obligations of Lessor hereunder are and will be subject to the rights of the IDB pursuant to the Prime Lease and the Bond.

      3. Term.

            (a) The initial term of this Lease shall commence on the Commencement Date and shall terminate at midnight on the Expiration Date. If any option or right to renew this Lease is provided in this Lease, or subsequently agreed upon, all references to the term of this Lease shall be references to the term of this Lease as it may be renewed.

            (b) At the termination of the aforesaid Initial Term on the Expiration Date, if this Lease shall then be in full force and effect and the Lessee shall not then be in default hereunder, the Lessee shall have the option to renew this Lease, upon the same terms and conditions as for the Initial Term, including the provision for Base Rent (as adjusted pursuant to Section 4), for a first renewal term of five (5) years, to commence on the Expiration Date and to terminate at midnight on the fifth (5th) anniversary thereof. If this Lease shall have been so extended, then at the expiration of such first extended term, if this Lease as so renewed shall then be in full force and effect and the Lessee shall not then be in default hereunder, the Lessee shall have the option to renew this Lease, upon the same terms and conditions as for the Initial Term, including the provision for Base Rent (as adjusted pursuant to Section 4), for a second renewal term of five (5) years, to commence on the Expiration of the first extended term and to terminate at midnight on the fifth (5th) anniversary thereof. The option for each such renewal term shall be exercised by the Lessee by giving notice thereof to the Lessor not less than three (3) months, and not more than six (6) months, prior to the termination of the then current term.

            (c) In addition to any other termination rights set forth herein, Lessee shall have the unilateral right to terminate this Lease and all obligations arising hereunder upon thirty (30) days written notice to Lessor of such termination if, at any time during the Initial Term or any applicable Extended Term, none of J. Neil Stillwell, Phil R. Stillwell, Jeffery N. Stillwell, Thomas Patrick Allison, Jr. or Calvin J. Martin, Jr. continue to be employed by Lessee or an Affiliate Entity of Lessee, regardless of the reason for termination of such employment.

      4. Rent.

            (a) Lessee shall pay to Lessor, at Lessor's address for notice hereinafter set forth or at such other place as Lessor may specify, without any right of set-off or deduction and without any prior notice of demand, the Base Rent of $33,333.33 for each month during the term of this Lease. Base Rent shall be due and payable monthly in advance, beginning on the Commencement Date and continuing on the first day of each month thereafter throughout the term of this Lease. If the Commencement Date is

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other than the first day of a month, the amount of Base Rent payable on the
Commencement Date shall be one-thirtieth (1/30) of the monthly Base Rent for each day prior to the first day of the next month, and, if the term of this Lease terminates other than on the last day of a month, the amount of the final installment of Base Rent shall be one-thirtieth (1/30) of the monthly Base Rent for each day then remaining in the Lease term. Base Rent not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid.

            (b) For purposes of this subparagraph (b), the term "Price Index" shall mean "The Consumer Price Index for all Urban Consumers, All Items (1982-84 = 100)", issued by the Bureau of Labor Statistics of the United States Department of Labor and the term "Base Price Index" shall mean the Price Index for October, 2001. From and after October 30, 2006 (the "Additional Rent Commencement Date"), in addition to the Base Rent, Lessee shall pay monthly to Lessor during each Lease Year beginning on and after the Additional Rent Commencement Date an amount ("Additional Rent") computed by multiplying the Base Rent by the percentage, if any, by which the Price Index, as published for the last month preceding the Additional Rent Commencement Date, shall exceed the Base Price Index. If the Price Index for such last month is not available until the lapse of one or more months, an estimated amount of Additional Rent shall be determined using the monthly Price Index most recently available. The first such monthly payment or payments of Additional Rent after the availability of the required Price Index shall be adjusted to compensate for any overpayment or underpayment which occurred as a result of such estimated payment. The Price Index published for the last month of any Lease Year shall, for purposes of this paragraph, be deemed to be no lower than the Base Price Index. If the Price Index ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term or number of items contained in the Price Index, or if the Price Index is altered, modified, converted or revised in any other way, then the Price Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Price Index in effect at the date of this Lease not been altered. If the Price Index shall no longer be published by said Bureau, then any substitute or successor index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If the Price Index (or a successor or substitute index similarly adjusted) is not available, a reliable governmental or reputable publication selected by Lessor and evaluating the information theretofore used in determining the Price Index shall be used. Additional Rent shall be recalculated in accordance with this Section 4 upon the beginning of the first and second renewal terms under Section 3 using the last month of the Lease Year prior to the beginning of the first and second renewal terms respectively in such calculation.

      5. Use. Lessee may use the Premises for the manufacture of headwear, sportswear, memorabilia and any activities that are directly related and ancillary to such manufacturing within the meaning of Section 144(a)(12)(c) of the Internal Revenue Code (the "Current Use"), as well as any other purpose consistent with the definition of a "manufacturing facility" within the meaning of Section 144(a)(12)(c) of the Internal Revenue Code not otherwise prohibited by applicable Law and/or covenants, conditions and restrictions, and approved by Lessor in writing, which approval shall not be unreasonably withheld, so long as any such other use is not reasonably likely to cause the release of Hazardous Materials (defined below) in violation of any applicable Law. In no event shall Lessee use the Premises for any illegal purpose, in violation of any Law, or in any manner which constitutes a public or private nuisance.

      6. Taxes and Assessments. Lessee shall pay annually all Taxes and Assessments for each calendar year during the term of this Lease. If any Taxes and Assessments shall cover any period of time prior to or after the Expiration or termination of this Lease, Lessee's share of such Taxes and Assessments shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment.

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      7. Utilities. Lessee shall make all arrangements for, and shall pay when due all charges for, all utilities and services furnished to the Premises or used by Lessee, including but not limited to electricity, gas, fuel, heat, water, sewer, telephone, power, sanitary services and trash collection. Lessor hereby represents and warrants that as of the Commencement Date, all utilities necessary for the Current Use are installed and available at the Premises.

      8. Repairs by Lessor. Lessor hereby represents and warrants that the Building and all structural elements thereof (including the roof) are in good condition, free of material defects, and suitable for the Current Use as of the Commencement Date.

      9. Repairs by Lessee. Except for any maintenance or repair made necessary due to a breach of Lessor's representations and warranties set forth in Section 8, Lessee shall perform all routine maintenance and repair of the Premises. Lessee shall, at Lessee's own cost and expense, put, keep, replace, and perform routine maintenance and repair upon the Premises (other than any maintenance or repair made necessary due to a breach of Lessor's representations and warranties set forth in Section 8), so that at all times the Premises shall be in at least as good a condition as existed on the Commencement Date. Lessee's obligation includes, without limitation, maintenance, repair, and replacement of any and all glass and plate glass whether used in or comprising windows, doors, walls or other parts of the Improvements, doors and passageways, overhead doors, showcases and storefronts, sewer, water and utility service pipes and lines located on the Premises, equipment, fixtures, elevators, furnaces, air-conditioners, plumbing, wiring, heating and other parts of the Improvements, and all pavement (asphalt, concrete or other types on the Premises). Lessee's obligation also includes, without limitation, the sowing, fertilizing, watering and mowing of grass necessary for a neat appearance at all times, prudent care, pruning, trimming, watering and fertilizing of shrubs, trees and other plants, the raking of leaves and general landscaping. At the termination of the term of this Lease, Lessee shall leave the Premises in a condition at least as good as the condition the Premises were in, subject to ordinary wear and tear, damage caused by any casualty covered by Section 13, and any damage caused by the acts or omissions of Lessor or Lessor's agents or employees.

      10. Alterations. Lessee shall not, without Lessor's prior written consent (which shall not unreasonably be withheld), alter, remodel or improve the Premises in any way, except for any non-structural alterations to the interior of the Premises that do not involve puncturing, relocating or removing the roof or any existing walls, and which cost no more than $25,000. All alterations, remodeling and improvements shall be made in compliance with applicable Laws, at Lessee's sole cost and expense, and shall become Lessor's property and part of the Premises if not removed at the Expiration or termination of this Lease. Lessor shall have no obligation whatsoever to consent to any alteration, remodeling or improvement unless: (i) Lessee provides evidence or assurances satisfactory to Lessor of Lessee's financial ability to pay for them in full; and (ii) Lessor, in its sole judgment, is satisfied that the alteration, remodeling or improvement will not reduce the fair market value of the Premises and will neither impair the desirability of the Premises for leasing to other lessees nor restrict the class of potential lessees for the Premises.

      11. Legal Requirements. Lessee shall, at Lessee's sole cost and expense, comply promptly with all Laws affecting the Premises, if compliance is made necessary in whole or in part by reason of Lessee's use or occupancy of the Premises or by reason of Lessee's failure to comply fully with Lessee's obligations under Section 9. Lessor shall comply promptly with those Laws affecting the Premises if compliance is not made necessary in whole or in part by reason of Lessee's use or occupancy or if compliance is made necessary in whole or in part by reason of Lessor's breach of Lessor's representations and warranties set forth in Section 8.

      12. Liens. Lessee shall not create or permit to be created any lien, encumbrance or charge against the Premises or any part of the Premises, other than UCC financing statements as may be filed by

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Lessee's lenders in the ordinary course of business in relation to Lessee's personal property located at the Premises. If any other lien, encumbrance or charge is filed against any part of the Premises as a result of Lessee's actions, Lessee shall cause the same to be discharged by payment, satisfaction or posting of bond within sixty (60) days after the date filed. If Lessee fails to cause any such lien, encumbrance or charge to be discharged within the permitted time, Lessor may cause it to be discharged and may make any payment which Lessor in its sole but reasonable judgment considers necessary in order to do so. If Lessor makes any such payment, all amounts paid by Lessor shall bear interest at the rate of twelve percent (12%) per annum from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand. The liens, encumbrances and charges covered by this paragraph include, without limitation, liens for federal taxes, state taxes and assessments, county taxes and assessments, local taxes and assessments, Mortgages, security interests and liens filed by mechanics, laborers, materialmen, architects, surveyors, attorneys or engineers for work, labor, materials or services done or furnished (or alleged to have been done or furnished) with respect to the Premises, excluding, however, the lien for state, county and local real property ad valorem taxes assessed specifically against the Premises and liens arising by reason of other Taxes and Assessments and excluding liens, encumbrances or charges arising solely because of Lessor's action or failure to take action.

      13. Damage and Destruction. If the Building is damaged or destroyed by fire, smoke, tornado, ice, wind, lightning, flood, water, explosion, riot, or other casualty, Lessee shall notify Lessor as soon as reasonably possible.

            (a) If the Building is completely destroyed, or if twenty-five percent (25%) or more of the usable area of the Building is damaged, or if in the reasonable judgment of Lessor and Lessee the damage resulting cannot be repaired within one hundred eighty (180) days after the occurrence of the casualty, then either Lessor or Lessee may terminate this Lease by giving written notice to the other party within sixty (60) days from the date of such damage, in which event this Lease shall Expire on the date that is ten (10) days after the date the party electing to terminate gives notice of termination, with the same effect as if such date were stated as the time for Expiration of this Lease. In such event, Base Rent, Additional Rent and other amounts payable by Lessee shall abate from the date of such casualty through the date of termination. In the event neither party elects to terminate in accordance with the foregoing, Lessor shall promptly restore or rebuild the Premises to its condition existing prior to the casualty. In such event, Base Rent, Additional Rent, and other amounts payable by Lessee shall abate from the date of such casualty through the date upon which such restoration or rebuilding is complete.

            (b) If (i) less than twenty-five percent (25%) of the Building is damaged or destroyed, (ii) in the reasonable judgment of Lessor and Lessee, the damage can be repaired within one hundred eighty (180) days after the occurrence of the casualty, and (iii) Lessee can use the remainder of the Building for substantially the same purpose(s) as immediately prior to the damage or destruction, Lessor shall, within a reasonable time, restore or rebuild the damaged or destroyed part to a condition at least as good as the condition which existed immediately prior to the damage or destruction. In such event, Base Rent, Additional Rent and other amounts payable by Lessee shall abate from the date of such casualty through the date upon which such restoration or rebuilding is complete in the proportion that the area of the portion of the Premises that cannot be used bears to the total area of the Building. Notwithstanding anything above to the contrary, Lessor shall have no obligation to restore or rebuild to the extent that cost of such restoration or rebuilding is in excess of the amount of insurance proceeds available to cover the cost of such rebuilding or restoring plus the amount of the deductible portion under any applicable insurance policies held by Lessor or, if Lessee delivers any such deductible amount to Lessor, by Lessee.

      14. Condemnation. If the entire Premises are condemned, the term of this Lease shall terminate on the date when possession of the Premises is taken by the condemning authority. If any part of the Premises is condemned so that Lessee cannot use the remainder of the Premises for substantially

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the same purpose(s) as immediately prior to condemnation, Lessee may terminate this Lease on the date when possession is taken by the condemning authority, by giving Lessor notice of intent to terminate within sixty (60) days after Lessor gives Lessee notice of the condemnation. In the event of any other condemnation, this Lease shall not terminate. Any termination under this paragraph shall have the same effect as termination of the term of this Lease, as if the date on which possession of the Premises is taken by the condemning authority were stated as the time for Expiration of the Lease term, and Lessor and Lessee shall account for Base Rent, Additional Rent and other amounts payable by Lessee as of that date. If any part of the Premises is condemned and this Lease is not terminated as specifically provided in this paragraph, the Base Rent, Additional Rent and other amounts payable by Lessee shall be abated in the same proportion as usable space in the Building has been rendered unusable by reason of such condemnation. The abatement of Base Rent shall be effective from the date when the condemning authority takes possession of the part of the Premises condemned through the remainder of the term of this Lease. No termination of this Lease and no abatement in Base Rent shall affect Lessor's right to compensation for any condemnation. Lessor shall be entitled to the full award or proceeds payable with respect to the Premises by reason of any condemnation, and neither Lessor nor Lessee shall have any claim to any award or proceeds payable to the other. For purposes of this paragraph, words and phrases referring to condemning or condemnation shall refer to statutory condemnation, exercise of the private or public power of eminent domain, proceedings in the nature of condemnation, and any sale or transfer made in lieu of or under threat of condemnation or exercise of the private or public power of eminent domain and shall include any such condemnation for permanent or for temporary use of or interference with any part or all of the Premises.

      15. Indemnity.

      (a) During the term of this Lease, Lessee shall pay, and shall protect, indemnify and save harmless Lessor from and against, all liabilities, damages, costs, expenses (including all attorney's fees and expenses of Lessor), causes of action, suits, claims, demands and judgments of any nature whatever arising from: (i) injury to or the death of persons or damage to property (x) on the Premises, or (y) in any manner arising out of or connected with Lessee's use or occupancy of the Premises, or (z) resulting from Lessee's failure to perform Lessee's obligations under Section 9; (ii) material violation of any agreement, representation, warranty, provision, term or condition of this Lease by Lessee; and (iii) material violation by Lessee of any Law affecting the Premises or the occupancy or use thereof.

      (b) During the term of this Lease, Lessor shall pay, and shall protect, indemnify and save harmless Lessee from and against, all liabilities, damages, costs, expenses (including all attorney's fees and expenses of Lessee), causes of action, suits, claims, demands and judgments of any nature whatever arising from: (i) injury to or the death of persons or damage to property resulting from the condition of the Premises existing prior to the Commencement Date or due to any matter constituting a breach of Lessor's representations and warranties set forth in Section 8; (ii) material violation of any agreement, representation, warranty, provision, term or condition of this Lease by Lessor; and (iii) material violation by Lessor of any Law affecting the Premises or the occupancy or use thereof. Nothing in this Section 15 shall require Lessor or Lessee to indemnify the other for any matters arising out of the negligence, willful misconduct and/or breach of this Lease by the party seeking indemnification. The provisions of this Section 15 shall survive any expiration or termination of this Lease.

      16. Insurance.

            (a) Lessee shall procure, and maintain in full force and effect at its expense at all times during the term of this Lease, with insurers reasonably acceptable to Lessor and Lessee (i) insurance with respect to the Building and Improvements against loss or damage by fire, lightning, windstorm, earthquake, flood, riot, theft, vandalism, malicious mischief, sprinkler leakage, explosion, and

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other risks from time to time included under extended coverage endorsements, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts equal to the full replacement value of the Building and Improvements (exclusive of the cost of foundations and excavations), less physical depreciation, as reasonably determined by Lessor and Lessee; (ii) comprehensive general liability insurance applicable to the Premises with limits of liability of not less than $500,000 per person and $2,000,000 per occurrence for injury to persons including death resulting therefrom, and $100,000 per occurrence for damage to the property of others with not more than $5,000 deductible, and (iii) such other insurance on the Improvements and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated.

            (b) All insurance required to be maintained pursuant to this paragraph shall (i) name Lessor and Lessee as insureds, as their respective interest may appear, provided, however, with respect to policies of comprehensive general liability insurance such policies shall name Lessor as an additional insured, (ii) provide that all insurance proceeds shall be adjusted with Lessor and Lessee by Lessee and shall, except in the case of comprehensive general liability insurance, be payable to Lessor and Lessee, as their respective interest may appear, (iii) provide that the policy cannot be cancelled as to the Lessor except after the insurer gives such party fifteen
(15) days written notice of cancellation, (iv) provide that the policy cannot lapse if it is not renewed for any reason except after the insurer gives the Lessor fifteen (15) days written notice of non-renewal, (v) provide that no material change in coverage provided by the policy shall be effective except after the insurer gives the Lessor fifteen (15) days written notice of the change, and (vi) not be subject to invalidation as to the Lessor by reason of any act or omission of the Lessee.

            (c) Immediately upon the issuance of the policy or policies required under this paragraph, Lessee shall deliver a duplicate original policy to the Lessor, together with evidence satisfactory to the non-procuring party that the premiums have been paid for a period of at least one year from the Commencement Date. Not less than fifteen (15) days prior the expiration of a policy required under this paragraph, the party responsible for procuring such policy shall pay the premium for renewal for a period of not less than one year and deliver to the other party a renewal policy or endorsement evidencing the renewal, together with evidence satisfactory to the non-procuring party that the renewal premium has been paid.

            (d) Lessor and Lessee shall each have included in all policies of insurance respectively obtained by them with respect to the Building and/or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. So long as both Lessor's and Lessee's policies then in force include such a mutual waiver of subrogation, Lessor and Lessee to the fullest extent permitted by Law, each waive all right of recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party seeking such waiver shall notify the other thereof in writing, and the latter shall have ten (10) days in which to either (i) procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party, or (ii) to agree to pay such additional premium. All insurance policies procured and maintained by Lessee pursuant to this Section 16 shall be carried with companies licensed to do business in the State of Alabama reasonably satisfactory to Lessor.

      17. Mortgages and Mortgagees. The following provides for the effect of Mortgages on this Lease and for the rights of Mortgagees.

            (a) Subject to Section 17(e), this Lease shall be subordinate to any and all Mortgages now or hereafter encumbering the Premises or any part of the Premises. The terms of this provision shall be self-operative, and no further instrument of subordination shall be required. Upon request of any party in interest, however, Lessee shall execute promptly such instruments or certificates as may be reasonably required to further evidence the intent of this subparagraph, whether the requirement is that of Lessor or any other party in interest, including, without limitation, any Mortgagee.

            (b) Notwithstanding the foregoing, if any Mortgagee elects to have this Lease superior to its Mortgage and states its election in its Mortgage or by separate recorded instrument, then this Lease shall be superior to such Mortgage.

            (c) Within fifteen (15) days after written request by Lessor, Lessee shall execute and deliver to Lessor an estoppel certificate, addressed to any Mortgagee, any prospective Mortgagee, any purchaser or prospective purchaser of the Premises or any part of the Premises, or any assignee or prospective assignee of Lessor's interest under this Lease, in which Lessee shall certify:
(i) that this Lease has not been modified and is in full force and effect, or, if there have been modifications, that this Lease is in full force and effect as modified and that the only modifications are those specifically described in Lessee's certificate, (ii) that Lessee has no defense, claims, counterclaims or rights of set-off against the enforcement of this Lease, or, if Lessee claims any, that they are all specifically described, as claimed by Lessee, in Lessee's certificate; and (iii) the respective dates to which Base Rent, Additional Rent and all other amounts due under this Lease have been paid. Lessee's certificate shall also include such other information as may be reasonably required by Lessor or by any Mortgagee, prospective Mortgagee, purchaser or prospective purchaser of the Premises or assignee or prospective assignee of Lessor's interest under this Lease.

            (d) Subject to the provisions of Section 17(e), notwithstanding that this Lease is expressly subject and subordinate to any Mortgages, any Mortgagee may sell the Premises in the manner provided in the Mortgage, by foreclosure or sale under power, and may, at the option of such Mortgagee, make such sale of the Premises subject to this Lease. Subject to the provisions of Section 17(e), in the event of any foreclosure or sale under power made subject to this Lease, Lessee shall attorn to the purchaser at foreclosure or sale under power, and Lessee shall recognize such person as the Lessor under this Lease, and the foreclosure or sale under power shall not by operation of Law result in the cancellation or the termination of this Lease or of the obligations of Lessee.

            (e) With respect to any Mortgages created after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement from the Mortgagee, which non-disturbance agreement shall provide that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in breach hereof and attorns to the record owner of the Premises.

      18. Sale by Lessor. Lessor's right to sell, convey, transfer, assign or otherwise dispose of Lessor's interest in and to the Premises shall be unrestricted, and in the event of any such sale, conveyance, transfer, assignment or other disposition by Lessor and the assumption by Lessor's successor of all obligations of Lessor hereunder, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate, and Lessee shall look only and solely to the party to whom or which the Premises are sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Lessor's obligations under this Lease.

      19. Assignment, Subletting by Lessee. Lessee shall not transfer or assign (whether by instrument, operation of Law, withdrawal or change in partnership, merger, consolidation, dissolution or reorganization of any type) this Lease, or any interest of Lessee under this Lease, without the prior written consent of Lessor, which shall not unreasonably be withheld. Lessee shall not sublet the Premises or any part of the Premises, nor permit any party other than Lessee to use or occupy any part of the Premises, without the prior written consent of Lessor, which shall not unreasonably be withheld. The foregoing notwithstanding, Lessee may without notice to or consent from Lessor sublet to or allow any Affiliated Entity use of the Premises in any manner, whether with or without written agreement, so long as said use shall not violate any other provision of the Agreement. Lessor's consent to one assignment, transfer or sublease, or to any use or occupancy by a party other than Lessee, shall not destroy or waive this provision, and each later assignment, transfer and sublease, and each later use or occupancy of the Premises by a party other than Lessee, shall likewise be made only with the prior written consent of Lessor. Any sublessees, transferees or assignees shall automatically, upon acceptance of such subtenancy, transfer or assignment, become and thereafter be directly liable to Lessor for all obligations of Lessee under this Lease from and after the date of such assignment or sublease (including but not limited to Base Rent and all Additional Rent) without relieving Lessee (or any guarantor of Lessee's obligations) of liability to Lessor under this Lease.

      20. Usufruct. This Lease creates only the relationship of lessor and lessee between Lessor and Lessee, and no estate in land shall pass out of Lessor. Lessee shall have only a usufruct, not subject to levy and sale and not assignable in whole or in part by Lessee except as specifically provided in this Lease.

      21. Termination, Release and Waiver of Liens by Lessor. Lessor hereby: (i) terminates and releases any security interest granted to Lessor pursuant to
Section 21 of the Original Lease, including without limitation any and all interest in any personal property of Lessee located at any time on the Premises, and (ii) specifically disclaims, waives and disavows any statutory, contractual or common law lien or right of distraint, if any, attaching or relating to Lessee's personal property, including without limitation, all equipment, furniture, inventory or trade fixtures.

      22. Removal of Personalty. Upon the Expiration of the term of this Lease or any earlier termination hereof, Lessee may remove all personal property which Lessee has installed or otherwise located on the Premises and which may be removed without damaging the Premises (other than immaterial damage that Lessee repairs after such removal), provided that Lessee promptly restores the Premises to their condition immediately preceding the time the property was installed or otherwise located on the Premises, ordinary wear and tear, damage caused by any casualty covered by Section 13, and any damage caused by the acts or omissions of Lessor or Lessor's agents or employees excepted. If Lessee does not so remove all such personal property upon expiration of the term of this Lease, Lessor may notify Lessee to remove the personal property and to restore the Premises as required by the preceding sentence. If Lessee fails or refuses to remove all such personal property from the Premises within thirty (30) days after Lessor gives notice to do so, all such personal property shall automatically become the property of Lessor. Lessor may then remove the personal property from the Premises in any manner that Lessor shall choose, and Lessor may retain, abandon, sell, dispose of, donate or give to anyone any part or all of the personal property or otherwise deal with it as Lessor's property, all in Lessor's sole discretion and without liability for loss or damage. Lessee shall pay Lessor on demand one-thirtieth (1/30th) of the monthly Base Rent last in effect for each day from the date the Lease term Expires through the date the last of Lessee's personal property is removed pursuant to this paragraph or the date such personal property becomes the property of Lessor pursuant to the terms of this
Section 22, and Lessee shall pay Lessor, on demand, any and all expenses incurred by Lessor in removing any abandoned personal property, including, without limitation, moving and transportation charges. Lessor may, at its option and without notice, sell the personal property, or any part of it at public or private sale and without legal process, for such price as Lessor may obtain, and apply the proceeds of such sale to any amounts due from Lessee under this Lease.

      23. Risk of Loss of Property and Risk of Injury. Except as set forth in
Section 15, Lessor shall not at any time be liable for any loss of or damage to any property of Lessee or others in or upon the

Premises or any adjoining sidewalks, streets or ways, and Lessor shall not be liable to anyone for personal damage or injury in or upon the Premises or any adjoining sidewalks, streets or ways.

      24. Surrender. Upon termination of this Lease, Lessee shall surrender to Lessor the Premises, broom clean and in a condition at least as good as the condition the Premises were in on the Commencement Date, excepting ordinary wear and tear, damage caused by any casualty covered by Section 13, and any damage caused by the acts or omissions of Lessor or Lessor's agents or employees. Lessee shall also deliver to Lessor, as soon as reasonably possible, all keys to the Premises.

      25. Tenancy at Sufferance. If Lessee remains in possession of the Premises after Expiration of the term of this Lease, without any distinct written agreement by Lessor, Lessee shall be and become a Lessee at sufferance, and there shall be no renewal or extension of this Lease by operation of Law.

      26. Right of Entry. Lessee shall permit Lessor and Lessor's representatives, agents and employees to enter the Premises at reasonable times and upon reasonable advance written notice for the purposes of inspecting the Premises, showing the Premises to prospective purchasers or Lessees, making any repairs or replacements or performing any maintenance required (or permitted to be made or performed by) Lessor and performing any work on the Premises that Lessor may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Lessor shall also have the right to place on the Premises signs suitable to Lessor and reasonably acceptable to Lessee advertising the Premises or any part of the Premises for sale or for lease. Nothing in this paragraph shall imply or impose any duty or obligation upon Lessor to enter the Premises at any time for any purpose, or to inspect the Premises at any time, or to do, or pay for, any work which Lessee is required to perform under any provision of this Lease, and Lessor has no such duty or obligation.

      27. Lessor's Right to Act for Lessee. If Lessee fails to pay any Taxes or Assessments or to make any other payment or take any other action required under this Lease within thirty (30) days after written notice from Lessor of such failure, Lessor may, without further demand upon Lessee and without waiving or releasing Lessee from any obligation contained in this Lease, pay any such Taxes or Assessments, make any such other payment or take any such other action required of Lessee. The actions which Lessor may take include, but are not limited to, performance of maintenance or repairs and making of replacements which are Lessee's obligation, payment of insurance premiums Lessee is required to pay and payment of Taxes and Assessments payable by Lessee under this Lease. Lessor may pay all incidental costs and expenses incurred in exercising this right, including without limitation attorney's fees and expenses, penalties, reinstatement fees, late charges, charges for writs of fieri facias, and interest. All amounts paid by Lessor pursuant to this paragraph, and all costs and expenses incurred by Lessor in exercising its rights under this paragraph, shall bear interest at the rate of twelve percent (12%) per annum from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

      28. Default.

            (a) The following events shall constitute events of default by Lessee under this Lease: (i) Lessee shall fail to pay when due any Base Rent, Additional Rent or other payment to be made by Lessee; (ii) Lessee shall fail to comply with any agreement, representation, warranty, term or condition of this Lease (other than the payment of Base Rent, Additional Rent or any other payment to be made by Lessee), and shall not cure such failure within thirty (30) days after Lessor gives Lessee notice of the failure; (iii) Lessee or any guarantor of this Lease shall become insolvent or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of credits, or (iv) Lessee or any guarantor of this Lease shall file a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar Law, or there shall be filed against or on behalf of Lessee or any guarantor of this Lease a petition in bankruptcy or insolvency or a similar proceeding, which proceeding is not stayed or dismissed with sixty (60) days of filing, or Lessee or any guarantor shall be adjudicated bankrupt or insolvent in proceedings filed against or on behalf of Lessee or any such guarantor of this Lease.

            (b) Upon the occurrence of any event of default, Lessor may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided below) or demand whatsoever and without prejudice to any other remedy which it may have for possession or arrearages in Base Rent, Additional Rent or other amounts payable by Lessee: (i) Lessor may terminate this Lease by giving Lessee notice of termination, in which event Lessee shall immediately surrender the Premises to Lessor and this Lease shall be terminated at the time designated by Lessor in its notice of termination to Lessee; (ii) Lessor may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises, by force if necessary, without being liable for prosecution or any claim of damages; (iii) Lessor may re-lease the Premises, on such terms as Lessor may deem satisfactory, and receive the rent for any such re-leasing, in which event Lessee shall pay to Lessor on demand any deficiency that may arise by reason of such re-leasing; (iv) Lessor may do whatever Lessee is obligated to do under the terms of this Lease, in which event Lessee shall pay Lessor on demand for any expenses, including without limitation attorney's fees, which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease; or (v) Lessor may declare immediately due and payable all Base Rent which is then due and which would otherwise have become due throughout the remaining term of this Lease (as if this Lease were not terminated, even if this Lease is terminated), together with all Additional Rent and all other amounts payable by Lessee, due and to become due under this Lease, and the actual and reasonable cost of reletting the Premises, less any actual rents on the Premises received by Landlord for the remaining term of this Lease, in which event all such amounts shall be immediately due and payable by Lessee.

            (c) Lessor's pursuit of any one or more of the remedies stated in subparagraph (b) above shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by Law or in equity, separately or concurrently or in any combination. Lessor's pursuit of any one or more of the remedies provided in this Lease shall not constitute:
(i) an election of remedies excluding the election of any other remedy or other remedies; or (ii) a forfeiture or waiver of any Base Rent, Additional Rent or other amounts payable under this Lease by Lessee or of any damages or other sums accruing to Lessor by reason of Lessee's violation of any of the agreements, representations, warranties, provisions, terms and conditions of this Lease. No action taken by or on behalf of Lessor other than a written acceptance of surrender shall be construed to be an acceptance of a surrender of this Lease. Lessor's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by Lessor of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of Lessor to pursue or exercise any of Lessor's powers, rights or remedies or to insist upon strict compliance by Lessee with any obligation of Lessee, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver of Lessor's right to demand exact compliance with the terms of this Lease. Notwithstanding anything in this Lease to the contrary, no termination of this Lease prior to the normal termination by lapse of time or otherwise shall affect Lessor's right to collect Base Rent and Additional Rent for the period prior to termination.

            (d) Lessor shall not be deemed in breach of this Lease unless Lessor fails to comply with any agreement, representation, warranty, term or condition of this Lease and shall not cure such failure within thirty (30) days after Lessee gives Lessor written notice of the failure.

      29. Rights Cumulative. All rights, remedies, powers and privileges conferred under this Lease on the parties shall be cumulative and in addition to, but not restrictive of or in lieu of, those conferred by Law.

      30. Attorneys' Fees, Homestead. In the event that either party hereto brings any action or files any proceedings in connection with the enforcement of its respective rights under this Lease or as a consequence of any breach by the other party hereto of its obligations hereunder, the prevailing party in such action or proceeding shall be entitled to recover all of its actual and reasonable attorneys' fees and out-of-pocket expenditures in any such action or proceeding. Lessee waives all homestead rights and exemptions which Lessee may have under any Law as against any obligation owing under this Lease and assigns so much thereof to Lessor as may be necessary to secure payment and performance of Lessee's obligations under this Lease.

      31. Time of Essence. Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Lease.

      32. Notices. Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed duly given to or made upon a party when either: (i) delivered personally, or (ii) deposited, postage prepaid, in the United States Mail, certified or registered mail with a return receipt requested, addressed (as the case may be) to such party at the following address or at such other address as such party may designate by notice to the other parties hereto:

         If to Lessor:

                                    16 Downing, L.L.C.
                                    Attn: Jeffery N. Stillwell
                                    _________________________
                                    _________________________
         If to Lessee:

                                    GEKKO Brands, L.L.C.
                                    Attn:________________
                                    _____________________
                                    _____________________
                                    _____________________

      33. Use. The provisions in this paragraph concerning Lessee's use of the Premises are cumulative with and in addition to all other provisions of this Lease.

            (a) Lessee shall not in any manner deface, damage or injure the Improvements or any part thereof, and Lessee shall not overload any floors or walls of the Improvements. No apparatus or appliance that would in any manner damage, injure or vibrate the Premises shall be used or operated in or on the Premises. Lessee shall not permit any noise or odor reasonably objectionable to others to escape or be emitted from the Premises. Lessee shall not do anything, and shall not permit anything to be done, which would in any way create or tend to create a nuisance. Lessee shall not place or operate any steam engines, boilers or stoves on the Premises and shall not use or allow to be used any oil, burning fluids, candles, camphene, or kerosene for heating, warming or lighting.

            (b) At all times Lessee shall keep the Premises clean and free of garbage, debris, trash and refuse. Lessee shall deposit all garbage, debris, trash and refuse at such place or places on the Premises as Lessor may designate or provide.

            (c) Lessee shall not use or operate any outside flashing or glaring lights on the Premises. Lessor may impose such restrictions on any permission for the use of any outside lights as Lessor may consider appropriate, including limitations on the times within which the lights may be used.

            (d) If Lessee desires to use the Premises in any manner contrary to the provisions of this paragraph, Lessee shall first obtain Lessor's prior written consent. Lessor may in its discretion withhold or refuse to give any such consent.

            (e) In no event shall Lessee permit the Premises or any part of the Premises to be used to qualify for fulfillment of any requirements of Laws pertaining to construction, maintenance or zoning of any building or improvements or land not included within the Premises, and no part of the Premises shall rely on any other property of any kind in order to qualify for fulfillment of any such requirements. Lessee shall not by any act or omission impair the integrity of the Premises as a single parcel, apart from all other property, for zoning purposes and for purposes of levying, assessing or imposing any Taxes and Assessments. Any attempt by Lessee to take any action, or any action taken by Lessee, which would violate any provision of this subparagraph shall be void.

            (f) Nothing in this Section 33 shall prevent Lessee from using the Premises for the Current Use as currently conducted. Lessor represents and warrants to Lessee that (A) the Current Use complies with all applicable Laws, covenants or restrictions of record, building codes, regulations and ordinances in effect on the Commencement Date, and (B) there are no liens or encumbrances affecting the Premises that would interfere in any material way with Lessee's use of the Premises for the Current Use as currently conducted.

      34. Hazardous Materials; General Prohibition; Indemnification.

            (a) Lessor hereby represents and warrants to Lessee that no Hazardous Materials (as defined below) exist upon the Premises on the Commencement Date except for acetone used in the ordinary course of business in the Current Use and in compliance with all applicable Laws. Lessor shall indemnify, defend (with legal counsel acceptable to Lessee) and hold harmless Lessee, and upon demand, shall pay or reimburse Lessee for, any and all claims, actions, costs, fees, expenses, damages, environmental response costs, environmental investigation costs, legal or administrative proceedings, losses, injuries, obligations, penalties, fines and liabilities (including, without limitation, attorneys' fees and expenses) that arise during or after the term of this Lease, directly or indirectly, from the presence of Hazardous Materials that existed on, in, or about the Premises on the Commencement Date. This indemnification by Lessor of Lessee includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence of Hazardous Material in, on, or about the Premises or the soil or ground water on or under the improvements or any portion thereof that existed on the Commencement Date.

            (b) Except for in the ordinary course of business in the Current Use and in compliance with all applicable Laws, neither Lessee nor its employees, contractors, representatives or agents (collectively referred to herein as "Lessee's agents") shall cause or permit any Hazardous Materials (as defined below) to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Premises, without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion. Upon the expiration or sooner termination of this Lease, Lessee covenants to remove from the Premises, at its sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment by Lessee or Lessee's agents during the term of this Lease. To the fullest extent permitted by Law, Lessee shall indemnify, defend (with legal counsel acceptable to Lessor) and hold harmless Lessor, and upon demand, shall pay or reimburse Lessor for, any and all claims, actions, costs, fees, expenses, damages, environmental response costs, environmental investigation costs, legal or administrative proceedings, losses, injuries, obligations, penalties, fines and liabilities (including, without limitation, loss or restriction on use of rentable space or any amenity of the Premises and attorneys' fees and expenses) that arise during or after the term of this Lease, directly or indirectly, from the presence of Hazardous Materials on, in, or about the Premises that is caused or permitted by Lessee or Lessee's agents during the term of this Lease. This indemnification by Lessee of Lessor includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence of Hazardous Material in, on, or about the Premises or the soil or ground water on or under the improvements or any portion thereof that is caused by Lessee or Lessee's agents during the term of this Lease. Lessee shall promptly notify Lessor of any release of Hazardous Materials in violation of applicable Law in, on, or about the Premises that Lessee or Lessee's agents become aware of during the term of this Lease, whether caused by Lessee, Lessee's agents, or any other persons or entities.

            As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the State of Alabama or the United States Government. The term "Hazardous Materials" includes, without limitation, any material or substance that is (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery At, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., or (iv) any petroleum products, asbestos, contaminant, waste, irritant or pollutant.

            (c) Lessee shall promptly notify Lessor of, and shall promptly provide Lessor with true, correct, complete, and legible copies of, all of the following environmental items relating to the Premises that may be filed or prepared by or on behalf of, or delivered to or served upon, Lessee or Lessee's agents during the term of this Lease: environmental reports filed pursuant to any Laws, all environmental permit applications, environmental permits, monitoring reports, workplace exposure, and community exposure warnings or notices and all other reports, disclosures, plans, manifests, or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks, or Hazardous Materials.

            (d) In addition to Lessee's reporting obligations described in (c) above, Lessee shall promptly notify Lessor of, and shall promptly provide Lessor with true, correct, complete, and legible copies of, all of the following environmental items relating to the Premises that may be filed or prepared by or on behalf of, or delivered to or served upon, Lessee or Lessee's agents: all orders, reports, notices, listings, and correspondence (even those that may be considered confidential) of or concerning the release, investigation, cleanup, remediation, and abatement of Hazardous Materials whether or not required by any Laws, including, but not limited to, reports and notices required by or given pursuant to any Laws and all complaints, pleadings, and other legal documents filed against Lessee related to Lessee's or Lessee's agents' use, handling, storage, or disposal of Hazardous Materials.

            (e) In the event of a release of any Hazardous Materials in, on, or about the Premises during the term of this Lease, Lessee shall promptly provide Lessor with copies of all reports and correspondence with or from all governmental agencies, authorities, or any other persons relating to that release.

            (f) Lessor and Lessor's agents shall have the right, but not the obligation, to inspect, investigate, sample, or monitor the Premises, including any soil, water, ground water, or other sampling, and any other testing, digging, drilling, or analyses, at any time to determine whether Lessee is complying with the terms of this Article, and in connection therewith, Lessee shall provide Lessor with full access to all relevant facilities, records, and personnel (subject to the entry provisions of this Lease).

            (g) Lessor, at Lessee's sole cost and expense, shall have the right, but not the obligation, to join and participate in and/or control any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use, transportation, or disposal by Lessee or Lessee's agents during the term of this Lease, of Hazardous Materials in, on, under, from, or about the Premises. If the presence of any Hazardous Materials in, on, under, or about the Premises caused or permitted by Lessee or Lessee's agents during the term of this Lease results in (i) injury to any person, or (ii) injury to or any contamination of the Premises, Lessee, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing before the introduction of those Hazardous Materials to the Premises. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, take any remedial action in response to the presence of any Hazardous Materials in, on, under, or about the Premises or enter into any settlement agreement, consent decree, or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Lessor's prior written consent shall not be necessary if the presence of Hazardous Materials in, on, under, or about the Premises (i) poses an immediate threat to the health, safety, or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lessor's consent before taking that action.

            (h) The provisions of this Section 34 including, without limitation, the indemnification provisions set forth herein, shall survive any Expiration or termination of this Lease.

      35. Option to Purchase. Throughout the Initial Term and any applicable Extended Term, subject to compliance with the terms and conditions of the Bond and related documents, Lessee shall have the on-going option to purchase Lessor's interest in the Premises (the "Option"), including without limitation all of Lessor's interest in the Prime Lease and the Bond, together with all Improvements located thereon and all and singular the rights, privileges, advantages, and appurtenances belonging or in anyway appertaining to the Premises, including but not limited to all of Lessor's rights to all easements benefiting the Premises, and to all roads, alleys, waters, streets, or rights-of-way bounding the Premises (to the centerline thereof), if any, and rights of ingress and egress thereto, as well as to any and all utility capacity, if any (to the extent transferable), including, without limitation, water, drainage, and sanitary sewer, and other utility capacities and rights relating thereto, affecting or applicable to the Premises, and owned by Lessor, and all other inchoate rights affecting or applicable to the Premises. The Option shall be upon the following terms and conditions:

            (a) Purchase Price. In the event Lessee exercises the Option, the purchase price for the Premises (the "Purchase Price") shall be an amount equal to the fair market value of the interest in Premises to be acquired as of the date the Option is exercised, net of any Bond debt secured by the Premises. The fair market value of the Premises shall be determined by a certified appraiser selected and paid for by Lessee. The report of said appraiser may be accepted or rejected by Lessor. If the Lessee's appraisal report is rejected by Lessor then Lessor shall, at its own cost, procure its own appraiser to assess the value of the Premises and to coordinate with Lessee's appraiser to determine the fair market value of the Premises. If Lessee's appraiser and Lessor's appraiser cannot agree on the Premises' fair market value then said two appraisers shall select a third, independent appraiser to determine the Premises' fair market value which such appraiser's determination shall be binding on the Lessor and Lessee. The cost of any such third appraiser shall be shared equally by Lessor and Lessee.

            (b) Exercise of Option. Lessee may exercise the Option at any time during the Initial Term or any applicable Extended Term by giving written notice (the "Option Notice") to Lessor.

            (c) Closing Date: The closing (the "Closing" or "Closing Date") of Lessor's acquisition of the Premises shall take place as soon as practicable after delivery of the Option Notice to

Lessor. Lessor shall use its best efforts to obtain any approvals necessary for Lessor to convey its interest in the Premises to Lessee, and Lessee shall fully cooperate with Lessor in all such efforts.

            (d) Title and Conveyance. Lessor shall deliver title to Lessor's interest in the Premises to Lessee at the Closing free and clear of (i) any and all liens and monetary encumbrances (other than the Bond and any liens created by or on behalf of Lessee or any Affiliated Entity of Lessee), (ii) any and all non-monetary encumbrances in effect as of the Commencement Date that would be reasonably likely to interfere with the use of the Premises for the Current Use, and (iii) any and all encumbrances recorded after the Commencement Date without Lessee's prior written consent. At the Closing, this Lease shall be assigned by Lessor to Lessee or, at Lessee's election, terminated. At the Closing, Lessor shall convey the Premises to Lessee by means of appropriate documents in a form acceptable to Lessee, and Lessor shall deliver to Lessee an owner's (or leasehold owner's, if applicable) policy of title insurance insuring Lessee in the amount of the Purchase Price, subject only to exceptions not prohibited by the first sentence of this paragraph. The cost for such title policy, all recording fees, transfer taxes and any escrow fees shall be paid by Lessor and Lessee is accordance with customary practice in Russell County, Alabama.

            (e) Default. If Lessee exercises the Option, and the sale and purchase of the Premises is not consummated on account of a default by Lessor under this Section 35, Lessee shall be entitled to any rights or remedies available to Lessee at law or in equity, including specific performance. If Lessee exercises the Option and the sale and purchase of the Premises is not consummated on account of a default by Lessee, the Lease shall remain in full force and effect and Lessor shall be entitled to all rights or remedies available to Lessor, at law or in equity, except for termination of the Lease; provided, further, that any claim for damages shall be limited to actual direct damages in an amount not to exceed Ten Thousand Dollars ($10,000.00).

            (f) LESSEE ACKNOWLEDGES THAT LESSOR'S INTEREST IS SUBJECT TO ALL TERMS OF THE PRIME LEASE, THE BOND AND RELATED DOCUMENTS AND THAT ANY ASSIGNMENT OF LESSOR'S INTEREST IN THE PREMISES REQUIRES THE CONSENT OF VARIOUS PARTIES PURSUANT TO THE TERMS AND CONDITIONS OF THE BOND AND RELATED DOCUMENTS. LESSOR WILL USE ITS BEST EFFORTS TO OBTAIN ANY NECESSARY CONSENTS AND APPROVALS IN ORDER TO CONVEY THE PREMISES AS PROVIDED HEREIN.

      36. Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Lease shall be of any force or effect.

      37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future Laws effective during the term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable.

      38. Headings. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various paragraphs and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

      39. Recording. This Lease shall not be recorded in any public records, provided that Lessee may cause this Lease to be filed, posted or recorded as Lessee or Lessee's auditors may deem necessary or desirable in accordance with Lessee's or Lessee's auditors' policies, practices and/or recommendations regarding the filing, posting or recording of documents such as this Lease to which Lessee is a party. A memorandum of this Lease in substantially the form attached hereto as Exhibit B shall be executed by Lessor and Lessee and recorded at Lessee's expense.

      40. Lessee's Authority. Lessee represents and warrants to Lessor, knowing that Lessor is relying on each such representation and warranty that:

            (a) Lessee is authorized to execute and enter into this Lease and to deliver it to Lessor.

            (b) The execution, delivery and performance of this Lease by Lessee is not in violation of any contract, agreement, undertaking, judgment, decree, governmental order or other restriction of any kind to which Lessee is a party or by which Lessee may be bound.

            (c) Lessee has executed and entered into this Lease free from fraud, undue influence, duress, coercion and other defenses to the execution of this Lease.

            (d) This Lease constitutes the valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

            (e) (i) Lessee is duly organized, validly existing and in good standing under the Laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Alabama; (ii) the execution of this Lease by the persons executing it on behalf of Lessee, and the performance by Lessee of its obligations under this Lease, have been duly authorized and approved by all necessary action, as the case may be; and (iii) the execution, delivery and performance of this Lease by Lessee is not in conflict with Lessee's Articles of Organization, Operating Agreement, or other charters, agreements, rules or regulations governing Lessee's business, as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

            (f) Lessee has had no dealings with any person, firm, broker or finder in connection with this Lease, and no one is entitled to any commission or finder's fee in connection herewith.

      41. Lessor's Authority. Lessor represents and warrants to Lessee, knowing that Lessee is relying on each such representation and warranty that:

            (a) Lessor is authorized to execute and enter into this Lease and to deliver it to Lessee.

            (b) The execution, delivery and performance of this Lease by Lessor is not in violation of any contract, agreement, undertaking, judgment, decree, governmental order or other restriction of any kind to which Lessor is a party or by which Lessor may be bound.

            (c) Lessor has executed and entered into this Lease free from fraud, undue influence, duress, coercion and other defenses to the execution of this Lease.

            (d) This Lease constitutes the valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

            (e) (i) Lessor is duly organized, validly existing and in good standing under the Laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Alabama; (ii) the execution of this Lease by the persons executing it on behalf of Lessor, and the performance by Lessor of its obligations under this Lease, have been duly authorized and approved by all necessary action, as the case may be; and (iii) the execution, delivery and performance of this Lease by Lessor is not in conflict with Lessor's Articles of Organization, Operating Agreement, or other charters, agreements, rules or regulations governing Lessee's business, as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

            (f) Lessor has had no dealings with any person, firm, broker or finder in connection with this Lease, and no one is entitled to any commission or finder's fee in connection herewith.

      42. SunTrust Consent. SunTrust, as Trustee under the Trust, does consent to the terms of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease, all effective as of the day and year first written above.

                                     LESSOR:

                                     16 DOWNING, LLC

                                     By:      /s/ Jeffrey N. Stillwell
                                              ----------------------------------
                                              Jeffery N. Stillwell, Manager

                                     LESSEE:

                                     GEKKO BRANDS, LLC

                                     By:      /s/ Randall L. Herrel, Sr.
                                              ----------------------------------
                                     Name:    Randall L. Herrel, Sr.

                                     Title:   Manager

                                     SUNTRUST:

                                     SUNTRUST BANK

                                     By:      /s/ Gordon F. Pease
                                              ----------------------------------
                                     Name:    Gordon F. Pease

                                     Title:   First Vice President

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

All of that tract or parcel of land situate, lying and being in the southwest quarter of Section 8, Township 16 North, Range 30 East, Phenix City, Russell County, Alabama, being known and designated as Lot 40, Phenix Industrial Park, consisting of 25.991 acres, more or less, and being more particularly described as follows:

Commencing at the point of intersection of Sections 5, 6, 7, and 8, Township 16 North, Range 30 East, run thence South 27(degree) 32'52" East a distance of 3,304.78 feet to a capped rebar on the eastern right-of-way of Downing Drive, which capped rebar marks the POINT OF BEGINNING; and from said POINT OF BEGINNING, running thence South 77(degree) 27'21" East a distance of 1,040.22 feet to a capped rebar; running thence South 25(degree) 00'00" West a distance of 700.0 feet to a capped rebar; running thence South 20(degree) 00'00" West a distance of 595.0 feet to a capped rebar; running thence North 56(degree) 02'58" West a distance of 1,086.97 feet to a capped rebar on the eastern right-of-way of Downing Drive; thence North 18(degree)10'38" East a distance of 7.27 feet to a capped rebar; thence along the curving eastern right-of-way of Downing Drive (which curve has a chord of 156.33 feet which bears North 22(degree)09'51" East and has a radius of 1,125.00 feet) to a capped rebar on said eastern right-of-way of Downing Drive; thence North 26(degree)08'54" East along the eastern right-of-way of Downing Drive a distance of 736.5 feet to the POINT OF BEGINNING.

                                    EXHIBIT B

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE (this "Memorandum") is made and entered into as of the 6th day of July, 2004, by and between 16 DOWNING, LLC, as Lessor, and GEKKO BRANDS, LLC, as Lessee.

                              W I T N E S S E T H:

      WHEREAS, Lessor and Lessee entered into that certain Amended and Restated Lease dated July 6, 2004 (the "Lease");

      WHEREAS, the Lease pertains to certain premises located in Russell County, Alabama, more specifically described on Exhibit A attached hereto and made a part hereof (the "Premises"); and

      WHEREAS, Lessor and Lessee desire to evidence the Lease in the Official Public Records of Russell County by the recitations contained in this Memorandum.

      NOW, THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor does hereby demise, lease and let unto Lessee the Premises, as follows:

      1. The Initial Term of the Lease shall be for an eight (8) year period, subject to two (2) renewal terms of five (5) years each. The Initial Term commenced upon the execution of the Lease.

      2. Lessor has granted and hereby grants to Lessee an option to purchase the Premises, on the terms and subject to the conditions set forth in the Lease.

      3. This Memorandum is subject to all conditions, terms and provisions of the Lease, which is hereby adopted and made a part hereof by reference to the same in the same manner as if all the provisions thereof were copied herein in full.

      4. In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail. Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

      5. Capitalized terms not defined herein shall have the meaning as set forth in the Lease.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease, all effective as of the day and year first written above.

                                     LESSOR:

                                     16 DOWNING, LLC

                                     By:  /s/ Jeffrey N. Stillwell
                                          ----------------------------------
                                          Jeffery N. Stillwell, Manager

                                     LESSEE:

                                     GEKKO BRANDS, LLC

                                     By:   /s/ Randall L. Herrel, Sr.
                                           -------------------------------------
                                     Name:    Randall L. Herrel, Sr.

                                     Title:   Manager

[all signatures must be acknowledged]